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                                                                   Exhibit 10.31



                          THE ATMOS ENERGY CORPORATION

                          EXECUTIVE RETIREE LIFE PLAN



                        Effective Date: November 9, 1994
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                               TABLE OF CONTENTS

Article                                                 Page

 ARTICLE I     Purpose and Effective Date                  1
               Section 1.1. Purpose                        1
               Section 1.2. Effective Date                 1

ARTICLE II     Definitions and Construction                1
               Section 2.1. Definitions                    1
               Section 2.2. Construction                   2
               Section 2.3. Governing Law                  2

ARTICLE III    Eligibility and Participation               2
               Section 3.1. Employees Eligible
                      to Participate                       2

ARTICLE IV     Assets Used for Benefits                    2
               Section 4.1. Amounts Provided
                      by the Employer                      2

ARTICLE V      Death Benefits                              3
               Section 5.1. Eligibility For
                     Death Benefits                        3
               Section 5.2. Amount of Death Benefit        3
               Section 5.3. Form of Payment and
                     Beneficiary of Death Benefit          4
               Section 5.4. Payment of Death Benefits      4


ARTICLE VI     Administration                              4
               Section 6.1. Plan Administrator             4
               Section 6.2. Powers of Plan
                     Administrator                         4

ARTICLE VII    Miscellaneous Provisions                    5
               Section 7.1. Amendment or Termination
                     of the Plan                           5
               Section 7.2. Nonguarantee of Employment     5
               Section 7.3. Nonalienation of Benefits      6
               Section 7.4. Liability.                     6
               Section 7.5. Successors to the Employer     6

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                         THE ATMOS ENERGY CORPORATION
                          EXECUTIVE RETIREE LIFE PLAN

                                   ARTICLE I
                          Purpose and Effective Date

     Section 1.1. Purpose: The purpose of this Plan is to provide death benefits for retired corporate officers of Atmos Energy Corporation.

     Section 1.2. Effective Date: The Plan shall become effective on November 9, 1994.


                                   ARTICLE II

                          Definitions and Construction

     Section 2.1.   Definitions:

(a) Beneficiary: The person or persons entitled to receive the Death Benefit in accordance with Section 5.3 of this Plan.

(b) Death Benefit: The benefit provided under Article V of this Plan upon the death of a Participant, which benefit is calculated in this Plan on a pre-tax basis.

(c)       Employer: Atmos Energy Corporation.

(d) Life Plan: The Group Life Insurance Plan for Employees of Atmos Energy Corporation, as in effect from time to time.

(e) Participant: An eligible corporate officer of the Employer who retires and meets the requirements to participate in the Plan in accordance with the provisions of Article III hereof.

(f) Plan: The Atmos Energy Corporation Executive Retiree Life Plan, as set forth herein and as amended from time to time.

(g)       Plan Administrator: The Vice President, Human Resources of the
          Employer.

(h) Plan Year: Each twelve (12) month period beginning on January 1 and ending on December 31, except that the first Plan Year shall be a short year beginning on November 9, 1994 and ending on December 31, 1994.

     Section 2.2. Construction: The masculine gender, whenever appearing in this Plan, shall be deemed to include the feminine gender; the singular may include the plural; and vice versa, unless the context clearly indicates to the contrary.

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     Section 2.3. Governing Law: This Plan shall be construed in accordance with and governed by the laws of the State of Texas, except to the extent otherwise preempted by the Employee Retirement Income Security Act of 1974, as amended, or any other Federal law.


                                  ARTICLE III

                         Eligibility and Participation

     Section 3.1. Employees Eligible to Participate: Any employee who retires from the employ of the Employer on or after September 30, 1994 and on or after attaining age 55 and who, immediately prior to his retirement, is a corporate officer of the Employer shall be eligible to participate in this Plan and shall become a Participant upon his retirement.


                                   ARTICLE IV

                            Assets Used for Benefits

     Section 4.1. Amounts Provided by the Employer: Benefits payable under this Plan shall constitute general obligations of the Employer in accordance with the terms of this Plan. The employer may, but is not obligated to establish a trust, the assets of which shall at all times before actual payment of benefits to a Participant's Beneficiary remain subject to the claims of general creditors of the Employer. Nothing herein, however, shall be construed to create or require the creation of a trust for the purpose of paying benefits owing under this Plan. The Employer also may, but is not obligated to purchase one or more life insurance policies or contracts to provide for its obligations hereunder. Any such policies or contracts may, but shall not be required to name the Employer or any trust as beneficiary and sole owner, with all incidents of ownership therein, including (but not limited to) the right to cash and loan values, dividends (if any), death benefits, and the right of termination. Any such policies or contracts purchased hereunder shall remain a general unrestricted asset of the Employer (or of any trust). Neither the Participant nor any Beneficiary shall have any right, title or interest in or to, or any claim, preferred or otherwise, in or to any particular assets of the Employer or any trust that the Employer may establish hereunder, as a result of participation in this Plan.

                                   ARTICLE V

                                 Death Benefits

     Section 5.1. Eligibility For Death Benefits: A Participant shall be entitled to a Death Benefit if he dies prior to attaining age 70.

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     Section 5.2.   Amount of Death Benefit: The Death Benefit shall be
determined as follows:

(a) If, at the time of the Participant's death, he is at least age 55 but less than age 65, the Death Benefit shall equal fifty percent (50%) of the Participant's Basic Life Insurance Amount in effect under the Life Plan immediately prior to his retirement from the employ of the Employer.

(b) If, at the time of the Participant's death, he is at least age 65 but less than age 70, the Death Benefit shall equal twenty-five percent (25%) of the Participant's Basic Life Insurance Amount in effect under the Life Plan immediately prior to his retirement from the employ of the Employer.

     Section 5.3. Form of Payment and Beneficiary of Death Benefit: The Death Benefit shall be paid in a lump sum to the person or persons designated by the Participant for this purpose, and, if applicable, shall be divided in such manner, as specified by the Participant, on the appropriate form supplied by the Employer.

     Section 5.4. Payment of Death Benefits: The Death Benefits payable to a deceased Participant's Beneficiary or Beneficiaries shall be paid as soon as administratively possible following the Participant's death.

                                   ARTICLE VI

                                 Administration

     Section 6.1. Plan Administrator: The Plan shall be administered by the Plan Administrator.

     Section 6.2. Powers of Plan Administrator: The Plan Administrator shall have the discretionary power and authority to interpret and administer the Plan according to its terms, including the power to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors in the administration and application of the Plan. Any decision of the Plan Administrator relating to any question concerning or involving the interpretation of the Plan, however, shall be subject to the approval of the President or Chief Executive Officer of the Company, whose decision in such regard shall be final and conclusive.

                                  ARTICLE VII

                            Miscellaneous Provisions

     Section 7.1.   Amendment or Termination of the Plan:

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(a)       In General. Subject to the remaining provisions of this Section 7.1, the Employer, by appropriate resolution of its Board of Directors, may, in its absolute discretion, from time to time, amend, suspend, or terminate any or all of the provisions of the Plan. Any amendment to the Plan shall be effectuated by a written instrument signed by the President, Chief Executive Officer or any Vice President of the Company.

(b) Amendment That Decreases Death Benefits. If the Employer amends the Plan and the amendment decreases the Death Benefit otherwise payable to a Participant at the time of the amendment, that Participant shall receive the Death Benefit, determined without regard to the amendment, if he thereafter dies while still entitled to a Death Benefit.

     If the Employer terminates the Plan and the termination adversely affects the Death Benefits payable at the time of such termination, a Participant shall receive the Death Benefit determined without regard to the termination, if he thereafter dies while still entitled to a Death Benefit.

     Section 7.2. Nonguarantee of Employment: Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any employee, as a right of any employee to be continued in the employment of the Employer or to be continued as an officer of the Employer, or as a limitation of the right of the Employer to discharge any of its employees, with or without cause.

     Section 7.3. Nonalienation of Benefits: To the extent permitted by law, benefits payable under this Plan shall not, without the Plan Administrator's consent, be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Any unauthorized attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable hereunder shall be void. No part of the assets of the Employer shall be subject to seizure by legal process resulting from any attempt by creditors of or claimants against any Participant or Beneficiary or any person claiming under or through the foregoing to attach his interest under the Plan.

     Section 7.4. Liability: No director, officer, or employee of the Employer shall be liable for any act or action, whether of commission or omission, taken by any other director, officer, employee, or agent of the Employer under the terms of the Plan or, except in circumstances involving his bad faith, for anything done or omitted to be done by him under the terms of the Plan.

     Section 7.5. Successors to the Employer: Any successor to the Employer hereunder, which successor continues or acquires any of the business of the Employer, shall be bound by the terms of

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this Plan in the same manner and to the same extent as the Employer.

     IN WITNESS WHEREOF, and as conclusive evidence of its adoption of this Retired Officer Life Plan, the Employer has caused this Plan to be duly executed
on this    day of     , 1995, to be effective as of the date set forth in
Section 1.2 above.


                              ATMOS ENERGY CORPORATION


                              By:  /s/ Robert F. Stephens
                                  ------------------------
                                        Robert F. Stephens
                                        President and Chief
                                        Operating Officer

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